THE SECURITIES BEING SUBSCRIBED TO HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY JURISDICTION.  THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS.

THE SECURITIES BEING SUBSCRIBED TO MAY NOT BE SOLD, OFFERED, OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A "U.S. PERSON" UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

REGULATION S SUBSCRIPTION AGREEMENT
(Foreign Subscribers)

Dated: ____________

Name and Address of Subscriber _______________________________ _______________________________ _______________________________	Amount of Investment Aggregate Price $___________ Per Share Price $2.30 Number of Shares Purchased _______________________________

REGULATION S SUBSCRIPTION AGREEMENT, dated as of the date specified above, by and between China Advanced Construction Materials Group, Inc., a Delaware corporation (the "Company"), and the undersigned subscriber (the "Subscriber").

BACKGROUND

The Company is seeking to raise capital through an offering (the “Offering”) to non-U.S. Persons of shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”).  The Subscriber desires to subscribe for the number of shares of Common Stock specified in the box above (the “Shares”).

NOW, THEREFORE, in consideration of the premises and the respective promises hereinafter set forth, the parties hereto hereby agree as follows:

1.           SALE AND PURCHASE OF SECURITIES.  Subject to compliance with applicable U.S and foreign securities laws, the Subscriber hereby is granted the right to subscribe for all, but not less than all, of the Shares at a price per Share equal to $2.30 (the “Per Share Price”) or an aggregate of the Aggregate Price specified above (the “Aggregate Price”).  The payment of the Aggregate Price shall be made to the Company by delivery of a certified check or through other means acceptable to the Company not later than 5:00 p.m. United States Eastern Time on the date hereof or on such other date as is acceptable to the Company.

2.           REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER. The Subscriber by his signature below hereby represents, warrants and certifies to the Company as follows:

(a)           Access to Information.  The Subscriber, in making the decision to purchase the Shares, has relied upon its independent investigations made by it and/or its representatives, if any.  Except as set forth in this Agreement, no representations, assurances or warranties have been made to the Subscriber or its advisers, by the Company or by any of its respective officers, directors, agents, employees, or affiliates, nor anyone else on their behalf, concerning, among other things, the future profitability of the Company or the Subscriber’s investment in it.  The Subscriber and/or its representatives during the course of this transaction, and prior to the purchase of any Shares, has had the opportunity to ask questions of and receive answers from the management of the Company concerning the business of the Company and to receive any additional information, documents, records and books relative to the business, assets, financial condition, results of operations and liabilities (contingent or otherwise) of the Company.  The Subscriber has obtained copies of the reports filed by the Company with the Securities and Exchange Commission (the “SEC”) since the filing of the Company’s last annual report on Form 10-K (the “SEC Filings”), including the Company’s most recently filed quarterly and current reports filed with the SEC and has carefully reviewed all of the information contained in the SEC Filings, including the risk factors contained in such reports and fully understands all of the disclosure contained therein.  The Subscriber recognizes that the Shares as an investment involve significant risks.

(b)           Sophistication and Knowledge.  The Subscriber and/or its representatives has such knowledge and experience in financial and business matters that it can represent itself and is capable of evaluating the merits and risks of the purchase of the Shares.  The Subscriber is not relying on the Company with respect to the tax and other economic considerations of an investment in the Shares, and the Subscriber has relied on the advice of, or has consulted with, only the Subscriber's own advisor(s).  The Subscriber represents that it has not been organized for the purpose of acquiring the Shares.

(c)           Lack of Liquidity.  The Subscriber acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its investment.  The Subscriber acknowledges and understands that the Shares may not be sold to a U.S. Person (as hereinafter defined) or into the United States for a period of six (6) months from the date of purchase and that Subscriber has no present need for liquidity in connection with its purchase of the Shares.

(d)           No Public Solicitation.  The Subscriber is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.  Neither the Company nor the Subscriber has engaged in any ‘Directed Selling Efforts in the U.S.’ as defined in Regulation S promulgated by the SEC pursuant to The Securities Act of 1933, as amended (the “Securities Act”).

(e)           Authority.  The Subscriber has full right and power to enter into and perform pursuant to this Agreement and make an investment in the Company, and this Agreement constitutes the Subscriber’s valid and legally binding obligation, enforceable in accordance with its terms.  The Subscriber is authorized and otherwise duly qualified to purchase and hold the Shares and to enter into this Agreement.

(f)           Brokers or Finders.  No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by such Subscriber or its respective agents.

(g)           Compliance with Local Laws.  Any resale of the Shares during the ‘distribution compliance period’ as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S.  Further, any such sale of the Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction.  Subscriber will not offer to sell or sell the Shares in any jurisdiction unless the Subscriber obtains all required consents, if any.

(h)           Regulation S Exemption.  The Subscriber understands, acknowledges and agrees that the offering and sale of the Shares to the Subscriber has not been registered under the Securities Act or under any state securities laws or regulations and that the Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Subscriber to acquire the Shares.  In this regard, the Subscriber represents, warrants and agrees that:

(i)           The Subscriber is not a U.S. Person (as defined below) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company.  A U.S. Person means any one of the following:

1)           any natural person resident in the United States of America;

2)           any partnership or corporation organized or incorporated under the laws of the United States of America;

3)           any estate of which any executor or administrator is a U.S. person;

4)           any trust of which any trustee is a U.S. person;

5)           any agency or branch of a foreign entity located in the United States of America;

6)           any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

7)           any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

8)           any partnership or corporation if:

a.           organized or incorporated under the laws of any foreign jurisdiction; and

b.           formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii)           At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Subscriber was outside of the United States.

(iii)           The Subscriber will not, during the period commencing on the date of issuance of the Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.  At no time shall the Subscriber offer or sell the Shares unless they are registered under the Securities Act or are exempt from the registration requirements of the Securities Act and any applicable state or foreign securities laws or regulations.

(iv)           The Subscriber will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therein and, in accordance with all applicable state and foreign securities laws.

(v)           The Subscriber has not in the United States, engaged in, and prior to the expiration of the Restricted Period will not directly or indirectly engage in, any short selling of or any hedging or similar transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vi)           Neither the Subscriber nor or any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Subscriber and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii)           The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii)           Neither the Subscriber nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares.  The Subscriber agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(i)           Legends.  Each certificate representing the Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

(i)           “THESE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

(ii)           “TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(j)           Stop Transfer Orders.  The Subscriber consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this agreement and as required by Regulation S.

(k)           USA PATRIOT Act.  The Subscriber is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury.  In addition, the Subscriber has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.  The Subscriber shall ensure that it obtains a representation similar to the foregoing from any transferee of the Shares of the Company’s Common Stock purchased by the Subscriber pursuant to this Agreement.  Further, this transaction and any resale of Shares by the Subscriber to transferees shall not violate the statutes mentioned in this representation.

(l)           Transfers Must Comply with Regulation S.  Notwithstanding anything contained herein to the contrary, the Company may refuse to register any transfer of the Shares of common stock of the Company that are not made in accordance with Regulation S, pursuant to the registration under the Securities Act or pursuant to an available exemption from registration.

(m)           No Registration Rights.  The Subscriber understands, acknowledges and agrees that the Company has no obligation to register the Shares for resale, whether pursuant to the Securities Act or otherwise.

3.           INDEMNITY BY THE SUBSCRIBER.  The Subscriber understands and acknowledges that the Company is relying on the representations made by the Subscriber herein, and, thus, hereby agrees to indemnify the Company, and its respective officers and directors, agents, attorneys, and employees, and agrees to hold them harmless from and against any and all loss, damage, liability, or expense, including reasonable attorney's fees, that it or any of them may suffer, sustain, or incur by reason of or in connection with any misrepresentation or breach of warranty or agreement made by the Subscriber under this Agreement.

4.           MARKET STANDOFF PROVISION.  The Subscriber hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, the Subscriber shall not sell or otherwise transfer any Securities or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to Securities subject to the foregoing restrictions until the end of such Market Standoff Period.

5.           ADDITIONAL ACTION.  The Subscriber shall, upon the request of the Company, from time to time, execute and deliver promptly to the Company all instruments and documents of further assurances or otherwise and will do any and all such acts and things as may be reasonably required to carry out the obligations of the Subscriber hereunder and to consummate the transactions contemplated hereby.

6.           MISCELLANEOUS.

(a)           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.  This Agreement shall not be assignable, in whole or in part.

(b)           This Agreement and any additional agreements and other documents delivered pursuant hereto set forth the entire agreement and understanding of the parties in respect of the subject matter hereof and thereof and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof and thereof.  This Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

(c)           This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

(d)           The invalidity or unenforceability of any provision of this Agreement shall not affect any other provisions hereof, and the remainder of the Agreement shall be construed as if such invalid or unenforceable provision were modified to the extent necessary to make it valid or enforceable but remain within the spirit of this Agreement, or if that is not possible, then omitted.

(e)           All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail, return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication if confirmed by mail to the Company at its current address or such other address as may be specified in the Company’s reports that are filed from time to time with the SEC and to the Subscriber at its address as it appears on the books and records of the Company.  Notices shall be deemed to have been received on the date of personal delivery or facsimile, or if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing.  A copy of any notice shall also be delivered to the Company’s counsel, Pillsbury Winthrop Shaw Pittman LLP, 50 Fremont Street, San Francisco, CA 94105, Attention: Scott C. Kline, Esq., Facsimile:  415.983.1523.

(f)	Governing Law; Venue.

(i)           This Agreement shall be enforced, governed and construed in accordance with the laws of the State of New York without giving effect to choice of laws principles or conflict of laws provisions thereof.

(ii)           In the event of any dispute or difference arising out of or relating to this Agreement (the “Dispute”), the parties hereto shall use their best efforts to settle such Dispute.  To this end, the parties shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to both parties.  If they do not reach such a solution within a period of thirty (30) days, either party may then by written notice to the other (the “Notice of Arbitration”) submit the dispute to final and binding arbitration in the State of New York in accordance with the International Arbitration Rules of the American Arbitration Association (AAA).  The Company and the Subscriber expressly consent and agree to arbitration hereunder.  Within seven (7) days after receipt of the Notice of Arbitration, the Company shall nominate and appoint an arbitrator (the “First Arbitrator”) and the Subscriber shall nominate and appoint an arbitrator (the “Second Arbitrator”).  Within seven (7) days after the appointment of the First Arbitrator and the Second Arbitrator, the two arbitrators shall appoint a third arbitrator (the “Third Arbitrator”), or, if the first two arbitrators cannot agree on the appointment of the third, the Third Arbitrator shall be selected by the AAA.  If either party fails or refuses to appoint the First Arbitrator or the Second Arbitrator within the specified time, the arbitrator appointed by the other party shall be the sole arbitrator for purposes of resolving the Dispute.  The arbitrators or the sole arbitrator, as the case may be, shall resolve the Dispute and render an award within one hundred eighty (180) days after receipt of the Notice of Arbitration.  Judgment upon the award may be entered, or application for judicial acceptance or confirmation of the award may be made, in any competent court having jurisdiction thereof.  In the event of any Dispute, the parties shall continue to perform their respective obligations under this Agreement during the pendency of arbitration proceedings unless and until the arbitration panel otherwise orders.

(iii)           The parties hereby irrevocably consent and submit to the jurisdiction of the state and federal courts located in the State of New York for all purposes, including the enforcement of a judgment of an arbitration award resulting from any arbitration pursuant hereto.

(iv)           Subscriber hereby waives, and agrees not to assert against the Company, or any successor assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (i) any claim that the Subscriber is not personally subject to the jurisdiction of the above-named courts or to an arbitration proceeding hereunder, and (ii) to the extent permitted by applicable law, any claim that such arbitration proceeding or proceeding relating to the enforcement of an arbitration award is in an inconvenient forum or that the venue of any such proceeding is improper or that this Agreement may not be enforced in or by arbitration or that judgment upon an arbitration award may not be entered in any such courts

[signature page follows]

SUBSCRIBER SIGNATURE PAGE

IN WITNESS WHEREOF, the Subscriber has executed this Regulation S Subscription Agreement as of the date first above written.

For Individuals:

Print Name Above

Sign Name Above

For Entities:

Print Name of Entity Above

By:
Name:
Title:

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
SUBSCRIPTION ACCEPTANCE

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, hereby accepts the subscription by _________ to purchase _________ Shares in accordance with the terms of the foregoing Subscription Agreement as of the date first above written.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By:

Its: